EXHIBIT 10.2

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”), dated as of February 3, 2012, is by and between Adeona Pharmaceuticals, Inc., a Nevada corporation (the “Company”), and James S. Kuo, M.D., M.B.A. (“Consultant”).

WHEREAS, the Consultant acknowledges his resignation as an officer of the Company and the Company desires to retain Consultant to provide certain business and financial advisory services in connection with the Company’s business pursuant to the terms and conditions hereinafter provided.

NOW THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Term. Subject to the terms of this Agreement the Company hereby engages Consultant to provide consulting services for the Company and its affiliates for a period of nine (9) months (the “Term”) commencing on February 3, 2012 (the “Effective Date”). Notwithstanding anything in this Agreement to the contrary, this Agreement may not be terminated by the Company for any reason whatsoever except that this Agreement may be terminated by the Company if Consultant elects to no longer serve in his capacity as a director of the Company until the next annual meeting of shareholders.

2. Duties. In acting under this Agreement as a consultant to the Company, Consultant shall perform the following services:

(a) Provide assistance as needed in connection with the Corporation’s relocation and transition into the field of synthetic DNA-based therapy;

(b) Provide transition assistance in connection with the Corporation’s investors, shareholders, estriol and zinc programs and clinical lab; and

(c) Any such other activities as the parties may mutually agree to, all with the objective of accomplishing the company’s business and financial goals.

Consultant shall be available for advice and counsel to the officers and directors of the Company and its affiliates subject to reasonable advance notice at such convenient times and places as may be mutually agreed upon.

3. Compensation. In consideration of Consultant serving as a consultant to the Company, during the Term Consultant shall be paid a consulting fee of Sixteen Thousand Six Hundred Sixty Six Dollars ($16,666) per month for nine (9) months, payable semi-monthly in accordance with the normal payroll practices of the Company. In addition, Consultant shall be entitled to an additional two (2) weeks paid vacation based upon the monthly rate on a pro rated basis. Notwithstanding anything in this Agreement to the contrary, in no event shall any of the compensation set forth in this Section 3 be reduced in any manner subject to the exception for termination set forth in Section 1 of this Agreement.

4. Expenses. The Company shall reimburse Consultant for reasonable expenses incurred by it in performing services under this Agreement, provided that: (a) Consultant submits to the Company evidence satisfactory to the Company of the amount and purpose of each such expense and (b) that Consultant obtains the Company’s written consent prior to incurring any expenses, such consent not to be unreasonably withheld.

5. Stock Options. Consultant shall retain the right to exercise the stock options of the Company held by him that have vested as of the Effective Date for a period expiring on the date that is one (1) year from the Effective Date (the “Vesting Date”). The Company shall enable the exercise of these options by Consultant in the normal fashion it has enabled other employees to exercise their stock options and without any restrictions. All of the stock options held by Consultant that have not been vested as of the Vesting Date shall terminate.

6. Health Benefits. During the Term of this Agreement and for an additional three (3) months, the Company shall provide Executive and his family with healthcare and dental coverage pursuant to the Company’s healthcare and dental insurance policy plan in addition to any benefits under state and federal law to which he is entitled.

7. Confidential Information. During the Term of this Agreement and any time following termination of this Agreement, Consultant shall not, directly or indirectly, disclose or permit to be known, to any person or entity, or use for any purpose other than as needed to perform consulting services for the Company or its affiliates, any confidential information acquired by it during the course of providing services under this Agreement that relates to the Company or any of its affiliates; provided, however, that Consultant may disclose such information if requested or required by a government agency, regulatory or self-regulatory body with jurisdiction over Consultant. For purposes hereof, the obligation to maintain confidentiality shall not apply to information which: (a) is otherwise known to Consultant (as evidenced by its written records), (b) is or enters into the public domain, through no fault of, action or failure to act by Consultant, (c) becomes known to Consultant from a third-party source whom Consultant does not know to be subject to any obligation of confidentiality, or (d) was independently developed by Consultant without any use of the information. Such confidential information includes without limitation proprietary information, trade secrets, know-how, market studies and forecasts, analyses of competitors, the substance of agreements with clients and others, and client lists.

8. Company Property. All records, files, lists (including without limitation computer-generated lists), documents, equipment, and similar items relating to the business of the Company or any of its affiliates that Consultant prepares or receives from the Company or any of its affiliates will remain the Company’s sole property. Upon termination of this Agreement, Consultant shall promptly return to the Company all property of the Company or any of its affiliates that is then in its possession or under its control.

9. Inventions Discovered by Consultant. Consultant shall promptly disclose to the Company any invention, improvement, discovery, process, formula, or method or other intellectual property, whether or not patentable or copyrightable (collectively, "Inventions"), conceived or first reduced to practice by Consultant, either alone or jointly with others, while performing services hereunder (or, if based on any Confidential Information, within one (1) year after the Term), (a) which pertain to any line of business activity of the Company, whether then conducted or then being actively planned by the Company, with which Consultant was or is involved, (b) which is developed using time, material or facilities of the Company, whether or not during working hours or on the Company premises, or (c) which directly relates to any of Consultant’s work during the Term, whether or not during normal working hours. Consultant hereby assigns to the Company all of Consultant’s right, title and interest in and to any such Inventions. During and after the Term, Consultant shall execute any documents necessary to perfect the assignment of such Inventions to the Company and to enable the Company to apply for, obtain and enforce patents, trademarks and copyrights in any and all countries on such Inventions, including, without limitation, the execution of any instruments and the giving of evidence and testimony, without further compensation beyond Consultant’s agreed compensation during the course of the Term. All such acts shall be done without cost or expense to Consultant. Consultant shall be compensated for the giving of evidence or testimony after the Term at the rate of $1,000/day. Without limiting the foregoing, Consultant further acknowledges that all original works of authorship by Consultant, whether created alone or jointly with others, related to Consultant’s consulting services to the Company and which are protectable by copyright, are "works made for hire" within the meaning of the United States Copyright Act, 17 U.S .C. (S) 101, as amended, and the copyright of which shall be owned solely, completely and exclusively by the Company. If any Invention is considered to be work not included in the categories of work covered by the United States Copyright Act, 17 U. S. C. (S) 101, as amended, such work is hereby assigned or transferred completely and exclusively to the Company. Consultant hereby irrevocably designates counsel to the Company as Consultant’s agent and attorney-in-fact to do all lawful acts necessary to apply for and obtain patents and copyrights and to enforce the Company's rights under this Section. This Section 9 shall survive the termination of this Agreement. Any assignment of copyright hereunder includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as "moral rights" (collectively "Moral Rights"). To the extent such Moral Rights cannot be assigned under applicable law and to the extent the following is allowed by the laws in the various countries where Moral Rights exist, Consultant hereby waives such Moral Rights and consents to any action of the Company that would violate such Moral Rights in the absence of such consent. Consultant agrees to confirm any such waivers and consents from time to time as requested by the Company.

10. Non-Disparagement. Each of the Consultant and the Company (for purposes hereof, “the Company” shall include the executive officers and directors thereof) agrees that during the term of this Agreement and any time following termination of this Agreement not to make any public statements that disparage the other party, or its respective affiliates, employees, officers, directors, products or services. Notwithstanding the foregoing, statements made in the course of sworn testimony in administrative, judicial or arbitral proceedings (including, without limitation, depositions in connection with such proceedings) shall not be subject to this Section 10.

11. Release. (a) Consultant agrees to fully release and discharge the Company as well as its officers, owners, directors, attorneys, agents, representatives, assigns, and successors with respect to and from any and all claims, wages, demands, rights, liens, agreements, contracts, including any employment agreement(s) between the Consultant and the Company and any actions, suits, obligations, debts, damages and judgments of whatever kind or nature in law equity or otherwise, whether now known, or unknown, present or future, arising out of or in any way connected to his employment from the Company or any transactions, occurrences, acts or omissions or any loss, damage or injury whatsoever, whether known, or unknown, present or future, suspected or unsuspected, resulting from any act or omission by or on the part of the Company in connection with such employment.

(b) The Company agrees to fully release and discharge Consultant from any and all claims, demands, rights, agreements, contracts, actions, suits, obligations, debts, damages and judgments of whatever kind or nature in law equity or otherwise, whether now known, or unknown, present or future, arising out of or in any way connected to his employment and severance from the Company or any transactions, occurrences, acts or omissions or any loss, damage or injury whatsoever, whether known or unknown, present or future, suspected or unsuspected, resulting from any act or omission by or on the part of Consultant. Specifically excluded from this release is any obligation set forth in this Agreement.

(c) This Agreement is intended by the parties to be interpreted by a court called upon to so interpret this Agreement as being the broadest form of release. It is understood and agreed that the Parties expressly waive any and all rights and claims under any and all laws or statutes, of any jurisdiction whatsoever, which may provide that a general release does not extend to claims not known or suspected to exist at the time of executing a release which if known would have materially affected the decision to give said release.

(d) Without limiting the generality of the foregoing, the release provided for in this Section 11 also specifically pertains to any claim, whether State, Federal, statutory, administrative or common-law under Title 7 of the Civil Rights Act of 1964 as amended in 1991, the Age Discrimination and Employment Act, the Older Worker’s Benefit Protection Act, the American with Disabilities Act, the Family and Medical Leave Act, the Florida Civil rights Act of 1992, the Pregnancy Discrimination Act and Unemployment Compensation Laws as well as any amendments to any of the foregoing, any common-law or statutory wrongful discharge or retaliatory discharge theory, or any claim including but not limited to claims for, bonus, sick leave, holiday pay, vacation pay, life insurance, health or medical insurance or any other fringe benefit other than as mentioned in this Agreement. For a period of seven (7) days following the execution of this Agreement, Consultant may revoke this Agreement by sending written notice of the same to the Company addressed to Mr. Jeffrey Riley at the address set forth in Section 15 below.  For the revocation to be effective, the Company must receive the written notice by not later than the close of business on the seventh day after Consultant signs this Agreement.  This Agreement shall not become effective or enforceable until this seven (7) day revocation period has expired without Consultant having exercised his right to revoke.

12. Equitable Relief. In the event that Consultant breaches any provision of this Sections 7 or 9 or there is a threatened breach, then, in addition to any other rights which the Company may have, the Company shall be entitled, without the posting of a bond or other security, to injunctive relief to enforce the restrictions contained herein. In the event that an actual proceeding is brought in equity to enforce any provisions of Section 7 or 9, Consultant shall not urge as a defense that there is an adequate remedy at law, nor shall the Company be prevented from seeking any other remedies which may be available. In addition, Consultant agrees that in event that he breaches the covenants in Section 7 or 9, in addition to any other rights that the Company may have, Consultant shall be required to pay to the Company any amounts he receives in connection with such breach.

13. No Violation. Consultant represents that his entry into this Agreement and his providing services hereunder will not conflict with any contract to which Consultant is a party.

14. Nature of Relationship. In rendering services under this Agreement, Consultant will be an independent contractor and will not be considered as having an employee status or being entitled to participate in any Company employee plans, arrangements, or distributions. The Company acknowledges that Consultant will be performing similar services for other clients and that Consultant is free to perform such services for other persons and entities.

15 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered: (a) personally; (b) by facsimile transmission; (c) by a commercial overnight delivery service (e.g., Federal Express, UPS, Airborne, etc.) and paid for by the sender; or (d) by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered: (i) personally, upon such service or delivery; (ii) if sent by facsimile transmission, on the day so transmitted, if the sender calls to confirm that such notice has been sent by facsimile and has a printed report which indicates that such transmission was, in fact, sent to the facsimile number indicated below; (iii) if sent by commercial overnight delivery service, on the date reflected by such service as delivered to the addressee; or (iv) if mailed by certified or registered mail, five business days after the date of deposit in the United States mail. In each instance, such notice, request, demand or other communications shall be addressed as follows:

If to the Company:

Adeona Pharmaceuticals, Inc.

3985 Research Park Drive, Suite 200

Ann Arbor, MI 48108

with a copy to:

Gracin & Marlow, LLP
The Chrysler Building
405 Lexington Avenue, 26th Floor
New York, NY 10174
Attention: Leslie Marlow, Esq.

Email: lmarlow@gracinmarlow.com
Facsimile: (212) 208-4657

If to Consultant:

James S. Kuo, M.D., M.B.A.

with a copy to:

Schickler Tuan LLP

75 Rockefeller Plaza, 18th Floor

New York, New York, 10019

Attention: Han Hsien-Tuan

Email: htuan@schicklertuan.com

Facsimile: (212)212-6298

16. Governing Law. This Agreement and all matters arising hereunder (including without limitation tort claims) are governed by the laws of the State of Virginia, without giving effect to principles of conflict of laws. Virginia shall be the exclusive jurisdiction for any disputes arising under this Agreement and the Parties consent to such jurisdiction.

17. Amendment. This Agreement may be amended only by written agreement of the parties.

18. Counterparts. This Agreement may be executed in several counterparts, each of which is an original and all of which together constitute one and the same instrument.

The undersigned are signing this Agreement on the date stated in the introductory clause.

ADEONA PHARMACEUTICALS, INC.

By:  /s/ Jeff Riley

Name:  Jeff Riley

Title:  Chairman, President and Chief Executive Officer

/s/ James S. Kuo

JAMES S. KUO, M.D., M.B.A